Contacts:
For Immersion Corporation A&R Partners Elizabeth Conrady +1 650.762.2815 econrady@arpartners.com	For Methode Electronics Joey Iske Director of Investor Relations 708-457-4060 jiske@methode.com

Methode Electronics, Inc. and Immersion Corporation Sign License Agreement for
TouchSense® Technology

Programmable Control Systems with Touch Feedback

to Be Developed for the Automotive Industry, Others

CHICAGO, and SAN JOSE, Calif. June 21, 2005 (BUSINESS WIRE) — Methode Electronics, Inc. (Nasdaq: METH), a global designer and manufacturer of electronic component and subsystem devices and Immersion Corporation (Nasdaq: IMMR), a leading developer and licensor of touch feedback technology, announced today that Methode has licensed a broad range of Immersion’s TouchSense® technology. The agreement provides Methode the opportunity to utilize the technology to offer new, innovative products to automotive OEMs, Tier 1 suppliers and non-automotive customers in markets such as industrial controls, exercise equipment, marine, and aerospace.

Under the agreement, Methode receives a license to use Immersion’s patented development tools as well as technology transfer services, and non-recurring engineering services. Methode’s global engineering teams will work with Immersion’s research and development teams to bring Methode rotary control, joystick, touchscreen, and touch surface products with programmable touch feedback, known as “haptics”, to market. These products will provide a broad spectrum of touch sensations to help inform the user, reduce distraction in the automobile, and improve the precision and speed of control in a variety of applications.

The agreement is a result of Methode’s strategic objective to seek out and develop advanced technology for globally expanded offerings. It licenses to Methode Immersion’s leading haptic technology, considered a growing advancement in the human-machine interface for automotive and other industries.

“Immersion’s technology will help Methode redefine the driver experience,” said Mike Zuckerman, senior vice president and general manager of Immersion’s Industrial business unit. “Methode’s leadership in providing innovative solutions makes it an ideal go-to-market partner for Immersion’s patented technologies.”

“Methode’s use of Immersion’s portfolio of programmable haptic technologies and tools will further enhance the value of our solutions to current and future customers,” said Donald W. Duda, president and chief executive officer of Methode Electronics. “We believe that controls inside automobiles, as well as on a number of other industrial and consumer products, will advance over the next few years, and Immersion’s technologies will be an important component of Methode’s ability to benefit from these changes.”

About Methode Electronics, Inc. (www.methode.com)
Methode Electronics, Inc. designs, manufactures, and markets component devices and subsystems worldwide for OEMs. Methode’s components are found in the primary end markets of automotive, information processing and networking equipment, voice and data communications systems, consumer electronics, aerospace vehicles, and industrial equipment. Its products employ electrical, electronic, and opto-electronic technologies such as sensors, interconnects, and controls.

About Immersion Corporation (www.immersion.com)
Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where human-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion’s technology is deployed across automotive, entertainment, medical training, mobility, personal computing, and three-dimensional simulation markets. Immersion’s patent portfolio includes over 500 issued or pending patents in the United States and other countries.

Methode and the Methode logo are trademarks of Methode Electronics, Inc. in the United States and other countries. Immersion, the Immersion logo, and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

Immersion’s Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning the benefits of TouchSense technology for consumers and manufacturers or consumer and market acceptance of force feedback products in general; planned product launch dates; future development of force feedback products; future development of proposed software products, other proposed products or services; any statements regarding future economic conditions or performance; statements of belief; and any statement or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion’s products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.

For a more detailed discussion of these factors, and other factors that could cause the Company’s actual results to vary materially, interested parties should review the risk factors listed in the Company’s most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company’s beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Methode’s Forward Looking Statements

Certain statements in this press release dated June 21, 2005, are forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Methode Electronics to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, and subject to many of the same risks that apply to the automotive, computer and telecommunications industries, such as general economic conditions, interest rates, consumer spending patterns and technological change. Other factors, which may result in materially different results for future periods, include market growth; operating costs; currency exchange rates and devaluations; delays in development, production and marketing of new products; and other factors set forth from time to time in the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are subject to the safe harbor protection provided under the securities law. All information in this press release is as of June 21, 2005. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectation.

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